FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         Date of Report: January 7, 2003

                Date of Earliest Event Reported: January 6, 2003


                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-25464

                           VIRGINIA                 54-1387365
             (State or other jurisdiction of     (I.R.S. Employer
              incorporation or organization)    Identification No.)

                                500 Volvo Parkway
                              Chesapeake, VA 23320
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (757) 321-5000

Item 8. CHANGE IN FISCAL YEAR

On January 6, 2003, the Board of Directors of Dollar Tree Stores, Inc. approved a change in Dollar Tree's fiscal year from a calendar year to a retail fiscal year ending on the Saturday closest to January 31, effective for the year beginning February 2, 2003. Unaudited information with respect to the transition period, January 1, 2003 through February 1, 2003, will be included in Dollar Tree's Quarterly Report on Form 10-Q for the fiscal quarter ending May 3, 2003.

Dollar Tree's press release issued January 7, 2003, which includes the announcement of the fiscal year change, is attached as Exhibit 99.1. In addition, Dollar Tree's historical financial data for the first three quarters of 2002 presented on the new fiscal year basis is attached as Exhibit 99.2.

Item 5. OTHER INFORMATION

On January 6, 2003, the Board of Directors of Dollar Tree Stores, Inc. unanimously appointed a new member, Eileen R. Scott, to the Company's Board. Scott currently serves as CEO for Pathmark Stores, Inc. Ms. Scott's appointment brings the size of Dollar Tree's Board to nine.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)             Exhibits

Exhibit #       Description

99.1 Dollar Tree Stores, Inc.'s press release regarding its fourth-quarter 2002 sales results and 2003 growth plans, its Board appointment of a new director, and its Board approval of a fiscal year change.

99.2 Dollar Tree Stores, Inc.'s unaudited historical financial data for the quarters ended April 30, 2002, July 31, 2002, and October 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: January 7, 2003

                                    DOLLAR TREE STORES, INC.


                                    By:
                                            --------------------------------
                                            Frederick C. Coble
                                            Chief Financial Officer